EXHIBIT 10.23

ESG RE LIMITED

DEFERRED COMPENSATION PLAN
(Amended and Restated as of February 25, 2000)

        I.    Purpose    The purpose of the Deferred Compensation Plan (the "Plan") of ESG Re Limited (the "Company") is to provide certain eligible individuals the opportunity to defer receipt of compensation, under terms advantageous to both these individuals and the Company, for the periods provided in the Plan.

        II.    Definitions    For purposes of this Plan, the following terms shall have the following meanings:

        "Account" shall have the meaning specified in Section 4.1.

        "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. For purposes of this Agreement, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by representation on the board of directors, management committee or similar governing body, by contract or otherwise.

        "Award" shall mean a payment by the Company of an amount equal to a percentage, up to twenty percent (20%) unless a greater percentage is specified by the Board, of a Participant's Compensation, the payment of which the Participant has elected to defer under this Plan.

        "Beneficiary" shall mean the person or persons designated from time to time in writing delivered to the Committee by a Participant to receive payments under this Plan after the death of such Participant or, in the absence of any such designation or in the event that such designated person or persons shall predecease such Participant, the Participant's estate or legal representative.

        "Board" shall mean the Board of Directors of the Company.

        "Cause" shall mean:

        (a)  in the case of an Eligible Individual whose employment with the Company is subject to the terms of an employment agreement between such Eligible Individual and the Company, which employment agreement includes a definition of "Cause," the term "Cause" as used in this Plan shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; and

        (b)  in all other cases, (i) dishonesty or willful misconduct in the performance of duties, (ii) involvement in a transaction in connection with the performance of duties to the Company or any of its Subsidiaries which transaction is adverse to the interests of the Company or any of its Subsidiaries and which is engaged in for personal profit, or (iii) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses).

        "Change in Control" shall mean the occurrence of any of the following:

        (a)  an acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any Person, immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the then outstanding Shares or the combined voting power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred pursuant to this Section, Shares or Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Related Entity"), (ii) the Company or any Related Entity, (iii) a John Head Entity, or (iv) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

        (b)  the individuals who, as of February 25, 2002 are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the members of the Board or, following a Merger which results in a Parent corporation, the board of directors of the ultimate Parent Corporation (as defined in paragraph (c)(i)(A) below); provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least three-fourths of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle a Proxy Contest; or

        (c)  the consummation of:

            (i)  a merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued (a "Merger"), unless such Merger is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a Merger where:

            (A)  the stockholders of the Company, immediately before such Merger own directly or indirectly immediately following such Merger at least fifty percent (50%) of the combined voting power of the outstanding voting securities of (x) the corporation resulting from such Merger (the "Surviving Corporation") if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly by another Person (a "Parent Corporation"), or (y) if there are one or more Parent Corporations, the ultimate Parent Corporation; and,

            (B)  the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Merger constitute at least a majority of the members of the board of directors of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there are one or more Parent Corporations, the ultimate Parent Corporation; and

            (C)  no Person other than (1) the Company, (2) any Related Entity, (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such Merger was maintained by the Company or any Related Entity, or (4) any Person who, immediately prior to such Merger had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities or Shares, has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the outstanding voting securities or common stock of (x) the Surviving Corporation if there is no Parent Corporation, or (y) if there are one or more Parent Corporations, the ultimate Parent Corporation;

              (ii)  a complete liquidation or dissolution of the Company; or

              (iii)  the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Related Entity or under conditions that would constitute a Non-Control Transaction with the disposition of assets being regarded as a Merger for this purpose or the distribution to the Company's stockholders of the stock of a Related Entity or any other assets).

        Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or Voting Securities as a result of the acquisition of Shares or Voting Securities by the Company which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Shares or Voting Securities which increases the percentage of the then outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

        If an Eligible Individual's status as an Eligible Individual is terminated by the Company without Cause prior to the date of a Change in Control but the Eligible Individual reasonably demonstrates that the termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (B) otherwise arose in connection with, or in anticipation of, a Change in Control which has been threatened or proposed, then such Eligible Individual's Termination Date shall be deemed to have occurred after a Change in Control for purposes of this Plan provided a Change in Control shall actually have occurred.

        "Committee" shall have the meaning specified in Section 6.1.

        "Compensation" shall mean the periodic base salary of, or fees for services paid to, an Eligible Individual during a fiscal year.

        "Deferral Election" shall have the meaning specified in Section 3.1.

        "Deferred Amount" shall mean at any time the sum of all of a Participant's Awards plus all Investment Income credited as of such date to the Account of such Participant, as provided herein.

        "Designated Pay-Out Schedule" shall have the meaning specified in Section 3.1.

        "Designee" shall mean any Eligible Individual who is designated as a Participant by the Board during a fiscal year.

        "Director" means a director of the Company.

        "Election Date" shall have the meaning specified in Section 3.2.

        "Eligible Individual" shall mean those individuals who either: (a) receive periodic payments for services from the Company, or (b) work exclusively for the Company. Independent contractors shall not be considered Eligible Individuals. Nothing herein, however, shall prohibit the Board from specially designating an independent contractor an Eligible Individual for purposes of receipt of benefits under the Plan.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Investment Income" shall have the meaning specified in Section 4.2.

        "John Head Entity" means John C Head III or any of his Affiliates or Relatives.

        "Participant" shall mean any Eligible Individual who is a Designee on any date which is an Election Date for an Award, which, if thereafter earned, will be earned in respect of the Company's fiscal year following the fiscal year in which the Election Date occurs, or such other period as provided herein.

        "Person" means any individual, partnership, firm, corporation, limited liability company, joint venture, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

        "Relative" with respect to any natural person, means (i) the spouse, sibling, parent, child or other blood or in-law family members within the fourth degree, in a direct or collateral line, of such natural person; (ii) a trust solely for the benefit of such natural person or any of the individuals referred to in clause (i); (iii) the guardian, estate or conservator of such natural person or any of the individuals referred to in clause (i); and (iv) any corporation, partnership, limited liability company or other entity all of the outstanding equity interests of which are owned, directly or indirectly, by such natural person or the individuals or entities referred to in clauses (i), (ii) or (iii).

        "Termination Date" shall mean the date on which an individual's status as an as an Eligible Individual is terminated. For the purposes of this Plan, it shall not be considered a termination of as an Eligible Individual status when a Participant is granted a military or personal leave of absence by the Company.

        III.    Deferral of Awards

        A.    Deferral Election.    "Deferral Election" shall mean an election by a Participant to have the payment of an amount equal to a percentage of his Compensation deferred pursuant to this Plan until the Termination Date with a Designated Pay-Out Schedule. A "Designated Pay-Out Schedule" shall mean one of the following, as selected by the Participant for a particular Award: (i) a lump-sum pay-out 30 days after the Termination Date; or (ii) a pay-out in three annual installments: (a) 30 days after the Termination Date; (b) on the second anniversary of the Termination Date; and (c) on the third anniversary of the Termination Date, in accordance with the following method with respect to each Award:

    INSTALLMENT METHOD WITH RESPECT TO AN AWARD

    1st payment is 1/3 of the Deferred Amount then credited to such Participant's Account with respect to such Award,

    2nd payment is 1/2 of the Deferred Amount then credited to such Participant's Account with respect to such Award,

    3rd payment is the remainder of the Deferred Amount then credited to such Participant's Account with respect to such Award.

        B.    Form and Timing of Deferral Election.    A Deferral Election shall be in writing on a form delivered to the Designee by the Company on or before the Election Date. The "Election Date" for an Award shall be (i) the last business day in December of the prior fiscal year of the Company in respect of which the Award is earned, or (ii) with respect to years beginning prior to December 31, 2002, the date this Plan was originally adopted; provided, however, that in the case of an Eligible Individual who becomes a Designee for the first time, the "Election Date" shall be 30 days after such Eligible Individual receives notice that he has become a Designee for an Award earned or made following such Election Date. Each Deferral Election shall specify which Designated Pay-Out Schedule will apply.

        C.    Duration of Deferral Election.    A Deferral Election, once made, shall be irrevocable and shall apply to future Awards, provided, however, that a Designee may notify the Company in writing at least thirty days prior to the end of the fiscal year prior to the year in which an Award is earned that the Designee elects to cease future deferrals under the Plan. A Designee who elects to cease the deferral of Awards may not make a subsequent Deferral Election until the fiscal year following such election to cease future deferrals.

        IV.    Treatment of Deferred Amounts

        A.    Memorandum Account.    The Company shall establish on its books a memorandum account (the "Account") for each Participant who elects to defer an Award under this Plan. Immediately following the date on which an Award would otherwise be payable to a Participant, the amount of such Award shall be credited to such Participant's Account.

        B.    Investment Income.    Prior to each calendar quarter, the Committee, in its sole discretion, shall select the assets or group of assets to which the Accounts under the Plan shall be indexed, with such changes from time to time as the Committee in its sole discretion deems advisable. On the last day of each calendar quarter, the total investment return (including dividends, interest, and realized and unrealized gains or losses, if any) of those assets or group of assets (the "Investment Income") shall be credited to each Participant's Account, computed separately for each Account, on the balance (if any) of such Account as of such date.

        C.    Assets.    No assets shall be segregated or earmarked in respect of any Deferred Amount and no Participant shall have any right to assign, transfer, pledge or hypothecate his interest, or any portion thereof, in his Account. The Plan and the crediting of Accounts hereunder shall not constitute a trust and shall be merely for the purpose of recording an unsecured contractual obligation.

        D.    Reports.    Until the entire Deferred Amount in an Account shall have been paid in full, the Company will furnish to each Participant a report, at least annually, setting forth transactions in such Account and the status of his Account.

        V.    Payment of Deferred Amounts

        A.    Form of Payment.    All payments of Deferred Amounts under this Plan shall be made in cash.

        B.    Payment of Deferred Amount.    The Deferred Amount credited to each Participant's Account with respect an Award (including all Investment Income attributable to such Award) shall be payable to such Participant, in accordance with the Designated Pay-Out Schedule, commencing as provided in Section 3.1. If a Participant dies prior to payment of all or any portion of the Deferred Amount, the entire Deferred Amount credited to such Participant's Account shall (if not sooner payable) be payable to such Participant's Beneficiary in accordance with the Designated Pay-Out Schedule commencing within 30 days following the Participant's death; provided, however, that the Board may, in its sole discretion, accelerate the payment of the entire Deferred Amount in a lump-sum within 30 days following the date of Participant's death.

        C.    Acceleration of Payments.    Notwithstanding any other provision of this Plan to the contrary, the Board, in its sole discretion, is empowered to accelerate the payment of Deferred Amounts to a Participant or to all Participants, for any reason, including but not limited to an event of substantial hardship to a Participant arising out of mental or physical disability of the Participant or an immediate family member, death of an immediate family member or such other cause as the Board shall in its sole discretion determine to constitute substantial hardship. The Board shall not have any obligation to make such acceleration for any such reason or any other reason.

        VI.    Administration

        A.    Committee.    The Plan shall be established by the Board and shall be administered day-to-day and interpreted by a committee appointed from time to time by the Board and consisting of three or more Directors, officers or employees of the Company (the "Committee"). Notwithstanding the administration of the Plan by the Committee, the Board shall have the final authority to construe and interpret the terms and provisions of the Plan, to adopt, alter and repeal such rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its administrative responsibilities as it shall, from time to time, deem advisable, and to otherwise supervise the administration of this Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan, or in any election hereunder, in the manner and to the extent it shall deem necessary to carry the Plan into effect. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board, or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

        B.    Liability.    No member of the Board, no employee of the Company and no member of the Committee (nor the Committee itself) shall be liable for any act or action hereunder, whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving his bad faith, gross negligence or fraud, for anything done or omitted to be done by himself. The Company, the Board, or the Committee may consult with legal counsel, who may be counsel for the Company or other counsel, with respect to its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.

        VII.    Miscellaneous

        A.    Amendment or Termination.    Notwithstanding any other provision of this Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, however, that any such amendment, suspension or termination may not, without the Participant's consent, adversely affect any Deferred Amount credited to him for any calendar year ended prior to the effective date of such amendment, suspension or termination. Notwithstanding the foregoing, upon any termination of this Plan, the Board may in its sole discretion accelerate the payment of all Deferred Amounts credited as of the date of termination of this Plan. The Plan shall remain in effect until terminated pursuant to this Section.

        B.    Termination and Amendment following a Change in Control.    Notwithstanding anything to the contrary contained in this Plan, for the period of three (3) years following a Change of Control, the provisions of this Plan, including any agreements, or exhibits incorporated by reference into, referred to or otherwise necessary to the operation of the Plan, in effect immediately prior to the Change of Control, shall be binding on any successor to the Company and may not be amended or terminated without the prior written consent of any person so affected; provided, however, that such successor shall not be obligated to continue to grant Awards under the Plan.

        C.    Expenses.    The Company will bear all expenses incurred in administering this Plan.

        D.    Withholding.    The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require prior to the payment of any amount hereunder, payment by the Participant of, any federal, state or local taxes required by law to be withheld.

        E.    No Obligation.    Neither this Plan nor any elections hereunder shall create any obligation on the Company to continue any existing Award plans or policies or to establish or continue any other programs, plans or policies of any kind. Neither this Plan nor any election made pursuant to this Plan shall give any Participant or other employee any right with respect to continuance of employment by the Company or any subsidiary, nor shall there be a limitation in any way on the right of the Company or any subsidiary by which an employee is employed to terminate his employment at any time.

        F.    No Assignment.    Except by will or the laws of descent and distribution, no right or interest in any Account or Deferred Amount under this Plan shall be assignable or transferable, and no right or interest of any Participant in any Account hereunder or to any Deferred Amount shall be subject to any lien, obligation or liability of such Participant.

        G.    Applicable Law.    This Plan and the obligations of the Company hereunder shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental or regulatory agency as may from time to time be required. The Board of Directors of the Company may make such changes in this Plan as may be necessary or desirable, in the opinion of the Board of Directors, to comply with the laws, rules and regulations of any governmental or regulatory authority, or to be eligible for tax benefits under the Internal Revenue Code of 1986, as amended, or any other laws or regulations of any federal, state, local or foreign government.

        H.    Governing Law.    This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of Bermuda, except with respect to its conflicts of laws principles.

        I.    Construction.    Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply. The titles to sections of this Plan are intended solely as a convenience and shall not be used as an aid in construction of any provisions thereof.

        J.    Name.    This Plan shall be known as "The ESG Re Limited Deferred Compensation Plan."

        K.    Effective Date.    The Plan is effective and is amended and restated as of February 25, 2000.